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                                    23(p)(24)
                      Code of Ethics - ProFund Advisors LLC

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                                    PROFUNDS
                                 PROSHARES TRUST
                                ACCESS ONE TRUST
                              PROFUND ADVISORS LLC
                              PROSHARE ADVISORS LLC
                           PROFUNDS DISTRIBUTORS, INC.

                              AMENDED AND RESTATED
                                 CODE OF ETHICS

DECEMBER 16, 2008
AS REVISED MARCH 13, 2009

The following Combined Code of Ethics (the "Code") is adopted by ProFunds, ProShares Trust and Access One Trust (each a "Trust" and jointly the "Trusts"), ProFund Advisors LLC and ProShare Advisors LLC (each an "Advisor" and jointly the "Advisors") and ProFunds Distributors, Inc. ("PDI") pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") (unless specifically identified, Rule 17j-1 and Rule 204A-1 are collectively referred to as the "Rules"). The Advisors are investment advisors to registered investment companies and other persons or entities ("Clients").

     This Code is intended to ensure that all acts, practices and courses of business engaged in by personnel of the Trusts, the Advisors and PDI reflect high standards of conduct and comply with the requirements of the federal securities laws. Please see the Chief Compliance Officer should you have any questions about this Code.

I.   DEFINITIONS

     A.   "Access Person" means:

          any Investment Personnel; or

          any director, officer, general partner or managing member of the Trusts, the Advisors or PDI; or

          any employee of the Trusts, the Advisors or PDI (or of any company in a control relationship to the Trusts, the Advisors or PDI) who, in connection with his or her regular functions or duties, makes, participates in, obtains or has access to information regarding the purchase or sale of Covered Securities (as defined in this Code) by the Trusts or under the direction of the Advisors, or whose functions relate to or provide access to the making of any recommendations with respect to such purchases or sales; or

          any natural person in a control relationship to the Trusts, the Advisors or PDI who obtains information concerning recommendations made to the Trusts or Clients with regard to the purchase or sale of Covered Securities by the Trusts or Client; or

          any Supervised Person with access to nonpublic information regarding any Clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the Advisors or their control affiliates manage.

     B. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is subject to the provisions of
Section 16 of the Exchange Act and the rules and regulations thereunder.

     C. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     D. "Covered Officers" means any person serving as a named officer of any of the Trusts.

     E. "Covered Security" shall include any "security" within the meaning set forth in Section 2(a)(36) of the 1940 Act. For avoidance of doubt, "Covered Security" shall include futures contracts on securities indices, options on such futures contracts, and shares of exchange-traded funds. The term "Covered Security" shall not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of registered open-end investment companies other than exchange-traded funds, investment companies advised or subadvised by any of the Advisors, or investment companies whose investment advisor or principal underwriter is in a control relationship to any of the Advisors; and
(iv) such other securities as may be excepted under the provisions of the Rules.

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     F. "Family/Household" shall include (1) the person's spouse or domestic partner (unless they do not live in the same household as the person and the person does not contribute in any way to their support); (2) the person's children under the age of 18; (3) the person's children who are 18 or older (unless they do not live in the same household as the person and the person does not contribute in any way to their support); and (4) any of the following people who live in the person's household: stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

     G. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

     H. "Investment Personnel" means: (1) any employees, officers and directors of the Trusts, the Advisors, and the Trusts' principal underwriters (or of any company in a control relationship to the Trusts, the Advisors or the Trusts' principal underwriters) who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by the Trusts; and (2) any natural person who controls the Trusts, the Advisors or PDI and who obtains information concerning recommendations made to the Trusts regarding the purchase or sale of securities by the Trusts.

     I. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

     J. "Purchase or sale of a security" for purposes of this Code and each Exhibit or other Appendix hereto includes, among other things, the writing of an option to purchase or sell a security.

     K. A "Security held or to be acquired" means: (1) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Trust or a Client under the direction of the Advisors; or (b) is being considered by the Trusts, the Advisors or PDI for purchase or sale; and (2) any option to purchase or sell, and any security convertible into or exchangeable for a Covered Security described in clause (E) above.

     L. "Service Providers" means Citi Fund Services Ohio, Inc., Foreside Financial Group, LLC, J.P. Morgan Investor Services Co., SEI Investments Distribution Co. and SEI Investments Company.

     M. "Supervised Person" means: (1) any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Advisors; (2) any other person who provides investment advice on behalf of the Advisors and is subject to the supervision and control of the Advisors; or (3) any person affiliated with PDI as a Registered Representative (a "PDI Registered Representative").

II.  LEGAL REQUIREMENT

     The federal securities laws make it unlawful for any affiliated person of the Trusts, the Advisors or PDI in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by the Trusts or Clients:

     To employ any device, scheme or artifice to defraud the Trusts or Clients;

     To make to the Trusts or Clients any untrue statement of a material fact or omit to state to the Trusts or Clients a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Trusts or Clients; or

     To engage in any manipulative practice with respect to the Trusts or Clients.

     In order to assure compliance with these restrictions, each of the Trusts, the Advisors and PDI adopts and agrees to be governed by the provisions contained in this Code.

III. GENERAL PRINCIPLES AND STANDARDS OF BUSINESS CONDUCT

     As an investment advisor, the Advisors owe a fiduciary duty to Clients. In relation to its clients, a fiduciary is required to act in good faith, make full and fair disclosure of material facts relating to conflicts of interests, and employ care to avoid making misleading statements.

     The following standards of business conduct shall govern personal investment activities and the interpretation and administration of this Code:

     A. The interests of Trust shareholders and Clients must be placed first at all times;

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     B. All personal securities transactions must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     C. All persons who acknowledge receipt of this Code should not create or trade on the basis of rumors that could materially affect the price of any security.

     D. All persons who acknowledge receipt of this Code should not take inappropriate advantage of their positions; and

     E. All persons who acknowledge receipt of this Code must comply with applicable federal securities laws.

     This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield an individual from liability for personal trading or other conduct that violates a fiduciary duty to the Trusts' shareholders or advisory Clients.

IV.  SUBSTANTIVE RESTRICTIONS

     A. Restricted lists. From time to time, the Chief Compliance Officer may publish a restricted list of securities. No Access Person may purchase or sell, or modify any prior order to purchase or sell, any security on the restricted list.

     B. Short-Term Trading Restriction. Access Persons are prohibited from profiting (which shall include limiting or avoiding a loss) from the purchase and sale, or the sale and purchase, of the same (or equivalent) Covered Securities (or any closely related security, such as an option or a related convertible or exchangeable security) within two (2) business days. Access Persons may purchase an option on a long Covered Security position to cover existing holdings within the two day period.

     C. Initial Public Offerings and Limited Offerings.

     No Access Person or Supervised Person may acquire any direct or indirect Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering unless the Chief Compliance Officer has authorized the transaction in advance.

     Any Access Person or Supervised Person who has been authorized to acquire securities in a Limited Offering must disclose his or her interest if he or she is involved in the Trusts', Advisors' or PDI's consideration of an investment in such issuer. Any decision to acquire such issuer's securities on behalf of the Trusts or Clients shall be subject to review by Access Persons or Supervised Persons with no personal interest in the issuer.

     D. Acceptance of Gifts. Any Investment Personnel must not accept gifts from any entity doing business with or on behalf of the Trusts, the Advisors or PDI in excess of limits contained in the Conduct Rules of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Currently, the limit imposed by the Conduct Rules is $100, although occasional meals, tickets to sporting events or the theater, gifts of a personal nature, promotional items of nominal value, and comparable items are not included within this limit.

     E. Service on Boards. Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Chief Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

     F. Exemptions. The restrictions of Section IV shall not apply to the following transactions unless the Chief Compliance Officer determines that such transactions violate other provisions of the federal securities laws:

          Reinvestments of dividends pursuant to a plan;

          Transactions in instruments which are excepted from the definition of Covered Security in this Code of Ethics;

          Transactions in which direct or indirect Beneficial Ownership is not acquired or disposed of;

          Transactions in accounts as to which an Access Person or Supervised Person has no investment control;

          Transactions in accounts of an Access Person or Supervised Person for which investment discretion is not maintained by an Access Person or Supervised Person but is granted to any of the following that are unaffiliated with the Trusts, the Advisors or PDI: a registered broker-dealer, registered investment adviser or other investment manager acting in a fiduciary capacity, provided the following conditions are satisfied:

          (a) The terms of the account agreement (the "Agreement") must be in writing and furnished to the Chief Compliance Officer prior to any transactions;

          (b) Any amendment to the Agreement must be furnished to the Chief Compliance Officer prior to its effective date;

          (c) The Agreement must require the account manager to comply with the reporting provisions of this Code; and

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          (d)  The exemption shall not be available for a transaction or class of transactions which is suggested or directed by an Access Person or Supervised Person or as to which an Access Person or Supervised Person acquires advance information.

     G. Persons with Knowledge of the Composition of a Creation Deposit. The ProShares Trust will make available, prior to the opening of trading on the primary exchange on which shares are listed, a list of the names and the required number of shares of each security to be included in the Creation Deposit for each Bullish Fund. Personnel of ProShares Trust or its Advisor with knowledge about the composition of a Creation Deposit are prohibited from disclosing such information to any other person except as authorized in the course of their employment, until such information is publicly available through the facilities of the National Securities Clearing Corporation or otherwise.

V.   PROCEDURES

     A. Reporting. In order to provide each of the Trusts, the Advisors or PDI with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons, each Access Person of the Trusts, the Advisors and PDI shall submit the following reports in the forms attached hereto as Exhibits A-C to the Chief Compliance Officer (or his or her delegate). Additionally, each PDI Registered Representative shall submit reports in the form attached hereto as Exhibit D to the Chief Compliance Officer (or his or her delegate), unless such persons report substantially similar information pursuant to a separate code of ethics.

          (1) Initial Holdings Report. Every Access Person, other than a trustee of the Trusts who is not an "interested person" within the meaning of the 1940 Act, shall submit to the Chief Compliance Officer (or his or her delegate), no later than 10 calendar days after that person becomes an Access Person, the following information (which must be current as of a date no more than 45 days prior to the date the person becomes an Access Person) on the Form attached as Exhibit A:

          (a) the title and type, ticker symbol (or CUSIP number if applicable), number of shares, and principal amount as of when he or she became an Access Person;

          (b) the name of any broker, dealer or bank with whom he or she (or any members of his or her Family/Household) maintained an account in which ANY Covered Securities were held for the direct or indirect benefit of the Access Person (or any members of the Access Person's Family/Household) as of the date he or she became an Access Person; and

          (c)  the date that the report is submitted by the Access Person.

          (2) Quarterly Transactions Report. Every Access Person, other than a trustee of the Trusts who is not an "interested person" within the meaning of the 1940 Act and who satisfies the conditions specified in V.A(2)(c) below, shall report to the Chief Compliance Officer (or his or her delegate) no later than 30 days after the end of each calendar quarter the following information on the Form attached as Exhibit B in accordance with the instructions on such Form.

          (a) With respect to any transactions during the quarter involving any Covered Securities in which the Access Person (or any members of the Access Person's Family/Household) has any direct or indirect Beneficial Ownership:

               (i)  the date of transaction;

               (ii) the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

               (iii) the title and type of the security;

               (iv) the ticker symbol (or CUSIP number if applicable);

               (v)  the interest rate and maturity date (if applicable);

               (vi) the number of shares or the principal amount of each Covered
                    Security involved;

               (vii) the price of the Covered Securities at the time the
                    transaction was effected;

               (viii) the name of the broker, dealer or bank with or through which the transaction was effected; and

               (xi) the date that he or she submitted the report.

          (b) With respect to any account established by the Access Person (or any members of the Access Person's Family/Household) in which ANY Covered Securities were held for the direct or indirect benefit of the Access Person (or any members of the Access Person's Family/Household) during the quarter:

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               (i)  the date the account was established;

               (ii) the name of the broker, dealer or bank with whom the Access
                    Person established the account;

               (iii) the account number; and

               (iv) the date that he or she submitted the report.

          (c) A trustee who is not an "interested person" of the Trusts within the meaning of the 1940 Act shall not be required to submit the Quarterly Transactions Reports required above with respect to a transaction in a Covered Security unless he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known, that during the 15-day period immediately before or after the date of the transaction, such Covered Security was purchased or sold by the Trusts, or was being considered for purchase or sale by the Trusts, the Advisors or PDI for purchase or sale by the Trusts. No report is required if the trustee had no direct or indirect influence or control over the transaction.

          (d) No Quarterly Transaction Report need be made if information contained in broker trade confirmations or periodic account statements timely received by the Trusts, the Advisors or PDI includes all of the information that would be required in Exhibit B in accordance with the instructions on such Form. In lieu of filing periodic reports, an Access Person, with respect to a brokerage account in which such Access Person has any beneficial interest, may arrange for the broker to mail directly to the Chief Compliance Officer at the same time they are mailed or furnished to such Access Person (a) duplicate copies of the broker's trade confirmation covering each transaction in securities in such account, or (b) copies of periodic statements with respect to the account.

          (3) Annual Holdings Report. Every Access Person, other than a trustee of the Trusts who is not an "interested person" within the meaning of the 1940 Act, must report to the Chief Compliance Officer (or his or her delegate) on an annual basis, within 45 days after the end of each calendar year, the following information (which information must be current as of a date no more than 45 days prior to the date the person submits the report) on the Form attached as Exhibit C in accordance with the instructions on such Form:

          (a) the title and type, ticker symbol or CUSIP number, and number of shares or principal amount of each Covered Security in which the Access Person (or any members of the Access Person's Family/Household) had any direct or indirect Beneficial Ownership;

          (b) the name of any broker, dealer or bank with whom he or she (or any members of his or her Family/Household) maintains an account in which ANY Covered Securities are held for the direct or indirect benefit of the Access Person (or any members of the Access Person's Family/Household) and the account number for such account; and

          (c)  the date that he or she submits the report.

          (4) PDI Registered Representatives New Securities Account Report. Every PDI Registered Representative, other than a trustee of the Trusts who is not an "interested person" within the meaning of the 1940 Act, must report to the Chief Compliance Officer (or his or her delegate) upon opening a new securities account, pursuant to FINRA Rule 3050, the following information, unless such persons report substantially similar information pursuant to a separate code of ethics:

          (a)  the date the account was established;

          (b) the name of the broker, dealer or bank with whom the PDI Registered Representative established the account;

          (c)  the account number; and

          (d)  the date that he or she submitted the report.

VI.  ADMINISTRATION OF CODE

     A. Generally. The Trusts, Advisors and PDI must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

     B. Adoption and Approval of this Code. The Board of Trustees, including a majority of trustees who are not "interested persons" under the 1940 Act, must approve this Code and any material changes to this Code, based upon a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Section II of the Code.

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     C. Notification; Annual Certification. Each Access Person and Supervised
Person shall be provided with a copy of this Code and any material amendments hereto. The Chief Compliance Officer shall additionally notify each Access Person and PDI Registered Representative required to make reports pursuant to
Section V that such Access Person or PDI Registered Representative is subject to reporting requirements.

     Each Access Person or Supervised Person must provide the Chief Compliance Officer or other designated compliance personnel with the Annual Certificate of Compliance as written acknowledgment of his or her receipt of this Code and any amendments, in the form attached hereto, certifying that such Access Person or Supervised Person has received a copy of the Code and any material amendments hereto, is aware of his or her obligations under this Code, has complied with, and will continue to comply with, the Code and, in the case of Access Persons and PDI Registered Representatives (as applicable), with the Code's reporting requirements.

     D. Review and Reporting. The Chief Compliance Officer (or his or her delegate) shall review the reports and certifications submitted by Access Persons and Supervised Persons for compliance with the requirements of this Code. Any Access Person or Supervised Person who is or becomes aware of any violation of the Code must promptly report any such violation to the Chief Compliance Officer. The Chief Compliance Officer must report such violations to the applicable Trusts' or Client's board if the Client is a registered investment company.

     If the Chief Compliance Officer (or his or her delegate) determines that a violation of this Code may have occurred, before making a final determination that a material violation has been committed by an individual, the Chief Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.

     E. Enforcement. If the Chief Compliance Officer (or his or her delegate) determines that a material violation of this Code has occurred, he or she shall report the violation to the applicable Trust's board. The Chief Compliance Officer and/or the Chief Legal Officer shall take action, as they consider appropriate, including imposition of any sanctions they consider appropriate including termination of employment.

     Any profits derived from securities transactions in violation of paragraphs IV.A-IV.C and IV.E above, shall be forfeited and paid to a charity selected by the Trusts, the Advisors or PDI. Gifts accepted in violation of paragraph IV.D shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of Clients.

     No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.

     F. Reporting to the Trusts' Boards. At least annually, the Chief Compliance Officer shall furnish to each Trusts' Board of Trustees, for their consideration, a written report that:

          (1) Describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

          (2) Certifies that the Trusts and the Advisors have adopted procedures reasonably necessary to prevent their Access Persons and Supervised Persons from violating this Code.

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VII. RECORDS

     Each of the Trusts, the Advisors and PDI shall maintain records at its principal place of business in the manner and to the extent set forth below and as described in Rule 17j-1(f), which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission, FINRA or any other body with appropriate jurisdiction, at any time and from time to time for reasonable periodic, special, or other examination.

     - A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     - A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     - A copy of each report made pursuant to this Code by an Access Person, including any information provided in lieu of reports, shall be preserved by the Trusts, the Advisors and PDI for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

     - A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     - A copy of each report to the Board shall be preserved by the Trusts, the Advisors and PDI for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

     - The Trusts, the Advisors and PDI shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities under Section IV.C of this Code for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

VIII. CONFIDENTIALITY

     All reports of securities transactions and any other information filed with the Trusts, the Advisors or PDI pursuant to this Code, shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission, FINRA or any other body with appropriate jurisdiction.

IX. AMENDMENT: INTERPRETATION OF PROVISIONS

     The Trustees may from time to time amend this Code or adopt such interpretations for this Code as they deem appropriate.

X. INCORPORATION OF OTHER SERVICE PROVIDERS' CODES OF ETHICS

     The Codes of Ethics of the Service Providers attached as Appendices A, B and C are incorporated by reference into this Code to the extent applicable to the relevant Covered Officers.
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                              ANNUAL CERTIFICATION

     The undersigned hereby certifies that ProFunds Trust, ProShares Trust, Access One Trust, ProFund Advisors LLC, ProShare Advisors LLC and ProFunds Distributors, Inc. have adopted procedures that are reasonably necessary to prevent Access Persons and Supervised Persons from violating the Code.


Date:
      --------------------              ----------------------------------------
                                        Victor M. Frye,
                                        Chief Compliance Officer

                        ANNUAL CERTIFICATE OF COMPLIANCE


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Name (please print)

     This is to certify that the attached Code and any amendments thereto were distributed to me on _______________, 200_. I have read and understand the Code, and I understand my obligations thereunder. I certify that I have complied with the Code during the course of my association with ProFunds Trust, ProShares Trust, Access One Trust, ProFund Advisors LLC, ProShare Advisors LLC and/or ProFunds Distributors, Inc., and that I will continue to do so in the future. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the Code of which I become aware.

     If I am deemed to be an ACCESS PERSON under this Code, I certify that I have complied with and will continue to comply with the INITIAL HOLDINGS REPORT, QUARTERLY TRANSACTIONS REPORT, AND ANNUAL HOLDINGS Report requirements as detailed in the Code. I further certify that I have disclosed all accounts held by me and/or will direct or have directed each broker, dealer, bank or transfer agent with whom I have an account or accounts to send to the Chief Compliance Officer duplicate copies of all confirmations and/or account statements relating to my account(s). I further certify that the Chief Compliance Officer has been supplied with copies of all such letters of instruction.

     I understand that violation of the Code will be grounds for disciplinary action or dismissal and may be a violation of federal and/or state securities laws.


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Signature

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Date

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                                    EXHIBIT A

                             Initial Holdings Report

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS, OTHER THAN A TRUSTEE OF THE TRUSTS WHO IS NOT AN "INTERESTED PERSON" WITHIN THE MEANING OF THE 1940 ACT, AND FILED WITH THE CHIEF COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER BECOMING AN ACCESS PERSON UNDER THE CODE. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

THE INFORMATION OBTAINED IN THIS REPORT MUST BE CURRENT AS OF A DATE NO MORE THAN 45 DAYS PRIOR TO THE DATE THE ACCESS PERSON BECAME AN ACCESS PERSON.

[ ]  THIS IS AN AMENDED REPORT

Name of ACCESS PERSON: ___________________________________

Date I Became an ACCESS PERSON (the "Reporting Date"): _____________

Date Submitted to the Chief Compliance Officer: _________________________

Initial Certification:

     I understand that for purposes of the Code I am classified as:

     [ ]  an ACCESS PERSON

Initial Holdings Report (check ONE of the following two boxes):

[ ] Neither I, nor any member of my FAMILY/HOUSEHOLD, has direct or indirect BENEFICIAL OWNERSHIP of any COVERED SECURITIES.

[ ] Attached as APPENDIX A is a complete list of all COVERED SECURITIES in which I, and/or a member of my FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL OWNERSHIP on the Reporting Date. Accounts with Brokers, Dealers, Investment Managers and/or Banks (check ONE of the following two boxes):

ACCOUNTS WITH BROKERS, DEALERS, INVESTMENT MANAGERS AND/OR BANKS (CHECK ONE OF THE FOLLOWING TWO BOXES):

[ ] Neither I, nor any member of my FAMILY/HOUSEHOLD, had, as of the Reporting Date, any accounts with brokers, dealers, investment managers or banks in which ANY COVERED SECURITIES are held, and with respect to which I, or any member of my FAMILY/HOUSEHOLD, has direct or indirect BENEFICIAL Ownership.

[ ] All accounts that I, and/or any member of my FAMILY/HOUSEHOLD, maintain with brokers, dealers, investment managers or banks in which ANY COVERED SECURITIES, and with respect to which I, and/or a member of my FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL OWNERSHIP as of the Reporting Date are set forth below:

Name(s) of Institution(s)   Account Number   Non-Discretionary (IV,F.)
-------------------------   --------------   -------------------------
_________________________   ______________              [ ]

_________________________   ______________              [ ]

_________________________   ______________              [ ]

_________________________   ______________              [ ]

_________________________   ______________              [ ]

     All information provided in this Initial Holdings Report is true and complete to the best of my knowledge.

     I have read the Code, and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have direct or indirect BENEFICIAL OWNERSHIP, as well as investments in which members of my FAMILY/HOUSEHOLD have direct or indirect BENEFICIAL OWNERSHIP.

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


                                        Signed:
                                                --------------------------------
                                        Date:
                                              ----------------------------------

              Appendix A - Initial Report of all COVERED SECURITIES

Name of ACCESS PERSON: _________________________________

Date Submitted to the Chief Compliance Officer: _________________________

 Title and Type of   Ticker Symbol (or CUSIP   Number of Shares and
COVERED SECURITIES    Number if applicable)      Principal Amount
------------------   -----------------------   --------------------


Note: Please use additional sheets as needed.

                                    EXHIBIT B

                          Quarterly Transaction Report

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS, OTHER THAN A TRUSTEE OF THE TRUSTS WHO IS NOT AN "INTERESTED PERSON" WITHIN THE MEANING OF THE 1940 ACT AND WHO SATISFIES THE CONDITIONS SPECIFIED IN SECTION V.A(2)(c), AND FILED WITH THE CHIEF COMPLIANCE OFFICER NO LATER THAN 30 DAYS AFTER THE END OF EACH CALENDAR QUARTER, UNLESS EXEMPT FROM COMPLETING THIS FORM UNDER SECTION V. A(2)(d) OF THE CODE. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

ACCESS PERSONS NEED NOT COMPLETE THE QUARTERLY TRANSACTION REPORT FOR TRANSACTIONS THAT ARE CONSIDERED EXEMPT (AS DEFINED IN SECTION IV, F) OR ANY ACCOUNTS COMPRISED EXCLUSIVELY OF THE SUBJECT HOLDINGS OF SUCH TRANSACTIONS.

[ ]  THIS IS AN AMENDED REPORT

Name of ACCESS PERSON: _________________________________

Reporting Period/Calendar Quarter End Date: ____________________________

Date Submitted to the Chief Compliance Officer: _________________________

Transactions Report (check ONE of the following two boxes):

[ ] There were no transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, or any member of my
     FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL OWNERSHIP.

[ ] Attached as APPENDIX B is a complete list of all transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL OWNERSHIP, other than transactions effected through securities accounts as to which a standing order was (and remains) in effect to provide duplicate broker confirmations of all transactions in COVERED SECURITIES and periodic account statements to the Chief Compliance Officer.

New Securities Accounts (check ONE of the following two boxes):

[ ] Neither I, nor any member of my FAMILY/HOUSEHOLD, established any new accounts during the most recent calendar quarter with brokers, dealers, investment managers or banks in which ANY COVERED SECURITIES are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL OWNERSHIP.

[ ] During the most recent calendar quarter, I and/or a member of my FAMILY/HOUSEHOLD established the following account(s) with brokers, dealers, investment managers or banks in which ANY COVERED SECURITIES are held, and with respect to which I, and/or any member of my
     FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL OWNERSHIP:

Date Account Established   Name(s) of Institutions   Account Number   Account Non-Discretionary (IV,F)
------------------------   -----------------------   --------------   --------------------------------
________________________   _______________________   ______________                  [ ]

________________________   _______________________   ______________                  [ ]

     All information provided in this Quarterly Transaction Report is true and complete to the best of my knowledge.

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


                                        Signed:
                                                --------------------------------
                                        Date:
                                              ----------------------------------

Appendix B - Transactions in COVERED SECURITIES during the most recent calendar quarter.

Name of ACCESS PERSON: _____________________

Reporting Period/Calendar Quarter: ____________________________________

Date Submitted to the Chief Compliance Officer: _________________________

                                                                                                            ACCOUNT
                                                                                                             NUMBER
               NATURE OF                                                                                      AND
              TRANSACTION                                    NUMBER OF       INTEREST        PRICE OF     INSTITUTION
                 (E.G.,      TYPE AND      TICKER SYMBOL    SHARES AND    RATE/MATURITY       COVERED    THROUGH WHICH
TRANSACTION    PURCHASE,     TITLE OF    (OR CUSIP NUMBER    PRINCIPAL         DATE        SECURITY FOR   TRANSACTION
    DATE         SALE)      SECURITIES    IF APPLICABLE)      AMOUNT     (IF APPLICABLE)    TRANSACTION     EFFECTED
-----------   -----------   ----------   ----------------   ----------   ---------------   ------------  -------------


Note: Please use additional sheets as needed.

You do not have to list transactions in covered securities on Appendix B if they were effected through securities accounts as to which a standing order was (and remains) in effect to provide duplicate broker confirmation statements and periodic account statements to the Chief Compliance Officer.

                                    EXHIBIT C

                             Annual Holdings Report

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS, OTHER THAN A TRUSTEE OF THE TRUSTS WHO IS NOT AN "INTERESTED PERSON" WITHIN THE MEANING OF THE 1940 ACT, AND FILED WITH THE CHIEF COMPLIANCE OFFICER NO LATER THAN 45 DAYS AFTER THE END OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

ACCESS PERSONS NEED NOT COMPLETE THE ANNUAL HOLDINGS REPORT FOR THE SPECIFIC HOLDINGS FOR WHICH THE TRANSACTIONS ARE CONSIDERED EXEMPT (AS DEFINED IN SECTION IV, F) OR ANY ACCOUNTS COMPRISED EXCLUSIVELY THEREOF.

THE INFORMATION OBTAINED IN THIS REPORT MUST BE CURRENT AS OF A DATE NO MORE THAN 45 DAYS PRIOR TO THE DATE THE REPORT IS SUBMITTED.

[ ]  THIS IS AN AMENDED REPORT

Name of ACCESS PERSON: _________________________________

Calendar Year Covered by this Report: _________________________________

Date Submitted to the Chief Compliance Officer: _________________________

Annual Holdings Report (check ONE of the following two boxes):

[ ] As of December 31 of the most recently completed calendar year, neither I, nor any member of my FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL OWNERSHIP of any COVERED SECURITIES.

[ ] Attached as APPENDIX C is a complete list of all COVERED SECURITIES in which I, and/or any member of my FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL OWNERSHIP as of December 31 of the most recently completed calendar year.

Accounts with Brokers, Dealers, Investment Managers and/or Banks (check ONE of the following two boxes):

[ ] Neither I, nor any member of my FAMILY/HOUSEHOLD, as of December 31 of the most recently completed calendar year, had any reportable accounts with brokers, dealers, investment managers or banks in which ANY COVERED SECURITIES were held and with respect to which I, or a member of my FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL OWNERSHIP.

[ ] All accounts that I and/or any member of my FAMILY/HOUSEHOLD maintained, as of December 31 of the most recently completed calendar year, with brokers, dealers, investment managers or banks in which ANY COVERED SECURITIES were held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL OWNERSHIP are listed below:

Name(s) of Institution(s)   Account Number   Non-Discretionary (IV,F.)
-------------------------   --------------   -------------------------
_________________________   ______________              [ ]

_________________________   ______________              [ ]

     All information provided in this Annual Holdings Report is true and complete to the best of my knowledge.

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


                                        Signed:
                                                --------------------------------
                                        Date:
                                              ----------------------------------

Appendix C - Annual Report of all COVERED SECURITIES

Name of ACCESS PERSON: ________________________________

Date Submitted to the Chief Compliance Officer: _________________________

 Title and Type of   Ticker Symbol (or CUSIP   Number of Shares and
COVERED SECURITIES    Number if applicable)      Principal Amount
------------------   -----------------------   --------------------


Note: All information should be reported as of December 31 of the most recently completed calendar year. Please use additional sheets as needed.

                                    EXHIBIT D
                         PDI Registered Representatives
                          New Securities Account Report

NOTE: THIS FORM MUST BE COMPLETED BY ALL PDI REGISTERED REPRESENTATIVES, OTHER THAN A TRUSTEE OF THE TRUSTS WHO IS NOT AN "INTERESTED PERSON" WITHIN THE MEANING OF THE 1940 ACT AND WHO SATISFIES THE CONDITIONS SPECIFIED IN SECTION V.A(2)(c), AND FILED WITH THE CHIEF COMPLIANCE OFFICER UPON OPENING A NEW SECURITIES ACCOUNT PURSUANT TO FINRA RULE 3050, UNLESS THE PDI REGISTERED REPRESENTATIVE REPORTS SUBSTANTIALLY SIMILAR INFORMATION PURSUANT TO A SEPARATE CODE OF ETHICS. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

[ ]  THIS IS AN AMENDED REPORT

Name of PDI REGISTERED REPRESENTATIVE: _________________________________

Reporting Date: ____________________________

Date Submitted to the Chief Compliance Officer: _________________________

     I and/or a member of my FAMILY/HOUSEHOLD established on ________________, 20__] the following account(s) with brokers, dealers, investment managers or banks in which ANY COVERED SECURITIES are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had direct or indirect BENEFICIAL
Ownership:

Date Account Established   Name(s) of Institution(s)   Account Number   Account Non-Discretionary (IV,F)
------------------------   -------------------------   --------------   --------------------------------
________________________   _________________________   ______________                  [ ]

________________________   _________________________   ______________                  [ ]

________________________   _________________________   ______________                  [ ]

________________________   _________________________   ______________                  [ ]

     All information provided in this New Securities Account Report, is true and complete to the best of my knowledge.


                                        Signed:
                                                --------------------------------
                                        Date:
                                              ----------------------------------